EXHIBIT 10.2

2007 EQUITY PLAN
FOR NON-EMPLOYEE DIRECTORS OF
HNI CORPORATION

HNI Corporation, an Iowa corporation (the "Corporation"), first adopted the 2007 Equity Plan for Non-Employee Directors of HNI Corporation (the "Plan") on May 8, 2007.  The Plan was amended and restatated effective May 8, 2007 to comply with Section 409A of the Internal Revenue Code.

I.           PURPOSES; EFFECT ON PRIOR PLANS

1.1           Purpose.  The purpose of the Plan is to aid the Corporation in recruiting and retaining non-employee directors ("Outside Directors") capable of assuring the future success of the Corporation through the grant of Awards of stock-based compensation and the opportunity to receive fees in the form of stock of the Corporation.  The Corporation expects that the Awards and opportunities for stock ownership in the Corporation will provide incentives to Outside Directors to exert their best efforts for the success of the Corporation’s business and thereby align the interests of Outside Directors with those of the Corporation’s stockholders.

1.2           Effect on Prior Plans.  From and after the date of stockholder approval of the Plan, no awards shall be granted under the 1997 Equity Plan for Non-Employee Directors of HNI Corporation, as amended, but all outstanding awards previously granted under that plan shall remain outstanding in accordance with their terms.

II.           DEFINITIONS

In addition to other terms that may be defined elsewhere herein, wherever the following terms are used in this Plan with initial capital letters, they shall have the meanings specified below, unless the context clearly indicates otherwise.

(a)
"Award" means an Option, Restricted Stock, or Stock Grant Award granted under the Plan.  The term "Award" shall also mean Shares issued to a Participant pursuant to a Participation Agreement under Article 9 of the Plan.

(b)
"Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Board.

(c)	"Board" means the Board of Directors of the Corporation.

(d)	"Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(e)	"Corporation" means HNI Corporation, an Iowa corporation.

(f)	"Director" means a member of the Board.

(g)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(h)
"Fair Market Value," of a Share, means the average of the high and low transaction prices of the Share as reported on the New York Stock Exchange on the date as of which such value is being determined, or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Board by whatever means or method as the Board, in the good faith exercise of its discretion, shall at such time deem reasonable and within the meaning of Code Section 409A and the regulations thereunder.

Notwithstanding the foregoing, in the case of any Option granted under the Plan, "Fair Market Value" means the closing price of a Share as reported on the New York Stock Exchange on the date as of which such value is being determined, or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Board by whatever means or method as the Board, in the good faith exercise of its discretion, shall at such time deem reasonable and within the meaning of Code Section 409A and the regulations thereunder.

(i)
"Fees," of an Outside Director, means the Outside Director’s annual retainer, meeting fees, and any other amounts payable to the Outside Director by the Corporation for services performed as an Outside Director, excluding any amounts distributable under the Plan.

(j)
"Option" means an option granted under Article 6 of the Plan to purchase Shares.  All Options granted under the Plan shall be "non-statutory stock options," meaning that they are not intended to satisfy the requirements set forth in Section 422 of the Code to be "incentive stock options."

(k)	"Outside Director" means a member of the Board who is not an employee of the Company or a Subsidiary.

(l)	"Participant" means an Outside Director who receives an Award under the Plan, including an Outside Director who enters into a Participation Agreement pursuant to Section 9.2 of the Plan.

(m)
"Participation Agreement" means the agreement entered into by an Outside Director pursuant to Section 9.2 of the Plan under which the Outside Director elects to receive Fees in the form of Shares rather than cash.

(n)
"Performance Measure" mean the criteria and objectives established by the Board, which shall be satisfied or met as a condition to the exercisability, vesting or receipt of all or a portion of an Award.  Such criteria and objectives may include, but are not limited to, the attainment by a Share of a specified Fair Market Value for a specified period of time, earnings per Share, return to stockholders (including dividends), return on equity, earnings of the Corporation, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing and any other criteria and objectives established by the Board.  In the sole discretion of the Board, the Board may amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in law or accounting principles.

(o)	"Plan" means the "2007 Equity Plan for Non-Employee Directors of HNI Corporation," as set forth herein and as may be amended or restated from time to time.

(p)	"Restricted Stock" means Shares subject to forfeiture restrictions established by the Board.

(q)	"Restricted Stock Award" means a grant of Restricted Stock under Section 7.1 of the Plan.

(r)	"Separation from Service," of a Participant, means the Participant’s cessation of services for the Corporation as an Outside Director.

(s)
"Share" means a Share of common stock, par value pf $1.00, of the Corporation or any other securities or property as may become subject to an Award pursuant to an adjustment made under Section 5.3 of the Plan.

(t)	"Stock Grant Award" means any right granted under Section 7.2 of the Plan.

(u)
"Subsidiary" means:  (i) any entity that, directly or indirectly through one of more intermediaries, is controlled by the Corporation; and (ii) any entity in which the Corporation has a significant equity interest, in each case as determined by the Board.

Notwithstanding the foregoing, for purposes of granting to any Participant an Option, "Subsidiary" shall mean a corporation, company or other entity that is (1) a member of the Corporation's controlled group of corporations, within the meaning of Code Section 1563(a)(1) (except that 20% shall be substituted for 80% in applying such section) or (2) an unincorporated trade or business with which the Corporation would be treated as a single employer under Code Section 414(c) (except that 20% shall be substituted for 80% in applying such section and the regulations issued thereunder).

III.           ADMINISTRATION

3.1           Administration by the Board; Delegation.  The Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under the Plan to a committee or subcommittee of not less than two Directors appointed by the Board who are "non-employee directors" within the meaning of that term as defined in Rule 16b-3 under the Exchange Act.  To the extent of any delegation by the Board under the Plan, references in the Plan to the Board shall also refer to the applicable committee or subcommittee.  The majority of any such committee or subcommittee shall constitute a quorum, and the action of a majority of its members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of such committee or subcommittee.

3.2           Administrative Powers.  The Board shall have the power and authority to interpret the Plan and any Award or Award Agreement entered into under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan (including without limitation, the manner in which Participants shall make elections pursuant to Section 9.2 of the Plan and the terms of a Participation Agreement), to determine the terms and provisions of the Award Agreements (not inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.  The determinations of the Board in the administration of the Plan, as described in the Plan, shall be final, binding and conclusive.

3.3           Professional Assistance; Good Faith Actions.  All expenses and liabilities that members of the Board incur in connection with the administration of the Plan shall be borne by the Corporation.  The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Board, the Corporation and the Corporation’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.

3.4           Liability and Indemnification of Board Members. No member of the Board shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Corporation’s Articles of Incorporation, By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

IV.           ELIGIBILITY

Participation in the Plan shall be limited to Outside Directors.

V.           SHARES AVAILABLE FOR AWARDS

5.1           Shares Available. Subject to adjustment as provided in Section 5.3, the total number of Shares available for all grants of Awards under the Plan shall be 300,000 Shares.  Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Corporation and designated as treasury shares.  Shares that are subject to Awards that terminate, lapse or are cancelled or forfeited shall be available again for grant under the Plan.  Shares that are tendered by a Participant or withheld by the Corporation as full or partial payment to the Corporation of the purchase or exercise price relating to an Award shall not be available for future grants under the Plan.

5.2           Accounting for Awards. For purposes of this Article 5, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards.  For purposes hereof, an Award of Shares pursuant to a Participation Agreement under Article 9 shall be deemed to be granted on the date the Shares are issued to the Participant.

5.3           Adjustments. In the event that that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation or other similar corporate transaction or event affects the Shares such that an adjustment is required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of:  (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase or exercise price with respect to any Award; and (iv) the number and type of Shares (or other securities or other property) payable under a Participation Agreement pursuant to Article 9, provided such change is made in accordance with the requirements of Treas. Reg. § 1.409A-1(a)(5)(iii)(E)(4).

VI.           OPTIONS

6.1           Options.  The Board may grant Options with the terms and conditions set forth in this Article 6 and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Board shall determine.

6.2           Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Board and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

6.3           Option Term. The term of each Option shall be fixed by the Board, but shall not be longer than ten years.

6.4           Time, Method and Conditions of Exercise. The Board shall determine the time or times at which an Option may be exercised in whole or in part, the method or methods by which, and the form or forms (including, without limitation, cash or Shares having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

VII.           STOCK AWARDS

7.1           Restricted Stock.  The Board may grant Awards of Restricted Stock with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Board shall determine:

(a)           Restrictions.  Shares of Restricted Stock shall be subject to such restrictions as the Board may impose (including, without limitation, satisfaction of Performance Measures or a performance period and a restriction on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.  The minimum vesting period of such Awards shall be one year from the date of grant.

(b)           Forfeiture.  Subject to Sections 8.5, upon a Participant’s Separation from Service during the applicable restriction period, all Shares of Restricted Stock held by the Participant at such time shall be forfeited and reacquired by the Corporation.

(c)           Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time the Restricted Stock Award is granted and may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Corporation.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.

(d)           Restrictions on Dividends.  Any Award of Restricted Stock may require that any or all dividends or other distributions paid on the Shares during the period of restriction be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, in which case such additional Shares shall be subject to the same restrictions as the underlying Restricted Stock or such other restrictions as the Board may determine.

7.2           Stock Grant Awards.  The Board may grant Shares without restrictions thereon.  Subject to the terms of the Plan, Stock Grant Awards may have such terms and conditions as the Board shall determine.

        7.3           Additional Cash Award to Offset Tax.  The Board may provide, at or after the time of grant of a Restricted Stock Award or Stock Grant Award, for the payment of a cash award to the Participant intended to offset the amount of tax that the Participant may incur in connection with such Award, including, without limitation, tax on the receipt of such cash award; provided, however, that any such payment shall be made no later than by the end of the Participant's taxable year next following the Participant's taxable year in which the related taxes are remitted to the taxing authority.

VIII.                      GENERAL PROVISIONS GOVERNING AWARDS

8.1           Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Board or required by applicable law.

8.2           Awards Subject to Performance Measures.  The Board may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant or exercisability of an Award or portion thereof.  Subject to the terms of the Plan and any applicable Award Agreement, the Performance Measures to be achieved during any performance period, the length of any performance period, the amount of any Award granted, the amount of any payment or transfer to be made pursuant to any such Award, and any other terms and conditions applicable thereto shall be determined by the Board.

8.3           Awards May Be Granted Separately or Together. Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Corporation or any Subsidiary.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Corporation or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.

       8.4           Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation upon the grant, exercise or payment of an Award may be made in such form or forms as the Board shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

       8.5           Separation from Service.  All of the terms relating to the exercise, cancellation, forfeiture or other disposition of an Award upon a Separation from Service of a Participant, whether by reason of retirement or otherwise, shall be determined by the Board.  Such determination shall be made at the time of the grant of such Award and shall be specified in the Award Agreement relating to the Award.  Notwithstanding the foregoing or any other provision of the Plan to the contrary:

(a)            If a Participant becomes an employee of the Corporation or a Subsidiary while continuing to serve as a Director, that fact alone shall not result in a Separation from Service or otherwise impair the rights such Director may have under the Plan, including, without limitation, the rights such Director may have under any Award outstanding under the Plan, but such Director shall no longer be eligible to receive any further Awards under the Plan.

(b)            In the event of a Participant’s Separation from Service by reason of death or disability, or in the event of hardship or other special circumstances of a Participant who holds an Option Award that is not immediately exercisable or a Restricted Stock Award then subject to the restrictions set forth in Section 7.1(a) or a Stock Grant Award subject to the transfer restrictions set forth Section 8.6, the Board may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including, without limitation, waiving or modifying any limitation, restriction or requirement with respect to such Award.

(c)           The Board may provide in any Award Agreement that the Corporation shall have the right to repurchase from the Participant Restricted Stock granted under Section 7.1 then subject to the restrictions set forth in Section 7.1(a) immediately upon a Separation from Service for any reason at a cash price per Share equal to the cash price paid by the Participant for the Shares.  In the discretion of the Board, provision may be made that no such right of repurchase shall exist in the event of a Separation from Service without cause or because of the Participant’s retirement, death or disability.

(d)           For purposes of this Section 8.5, the Board shall determine whether a Participant’s Separation from Service is due to cause, retirement, death or disability, or whether the Participant has incurred a hardship, and any such determination shall be final, binding and conclusive.

8.6           Limits on Transfer of Awards.  Except as otherwise provided by the Board or the terms of the Plan, no Award (and no right thereunder) shall be transferable by a Participant other than by will or by the laws of descent and distribution.  An Award of Restricted Stock shall provide that during the period that the Award is subject to restrictions pursuant to Section 7.1(a), and any Stock Grant Award may provide, that the transferability of the Shares subject to such Award shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the time the Award is granted.  Such restrictions may include, without limitation, a right of repurchase or first refusal in the Corporation or provisions subjecting Restricted Stock to continuing restrictions in the hand of the transferee.  In addition, any Award may provide that all or any part of the Shares that are to be issued or transferred by the Corporation upon the exercise of an Option, or are no longer subject to forfeiture and restrictions on transfer referred to herein, shall be subject to further restrictions upon transfer.

The Board may establish procedures as it deems appropriate for a Participant to designate an individual, trust or other entity as beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

The Board, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer an Option to any "family member" (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that:  (a) such transfer may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfer other than by will or by the laws of descent and distribution; (b) no such transfer shall be effective unless reasonable prior notice thereof has been delivered to the Corporation and such transfer is thereafter effected subject to the specific authorization of, and in accordance with any terms and conditions made applicable to by, the Board; and (c) the transferee is subject to the same terms and conditions hereunder as the Participant.

Each Option Award (or right under such Award) shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto) or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Option Award or Restricted Stock Award (or right under any such Award) may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Subsidiary.

IX.           ELECTION TO RECEIVE FEES IN SHARES

9.1           Election to Receive Fees in Shares.  Each Outside Director shall be eligible to elect to receive Shares in lieu of his or her Fees according to the following provisions of this Article 9.

9.2           Participation Agreement.  For each calendar year, the Board shall specify an election period (which shall end no later than the last day of the calendar year immediately preceding such calendar year) during which an Outside Director may enter into an election to receive up to 100% of the Fees otherwise payable to him or her for the calendar year in the form of Shares rather than cash.  The election shall be made pursuant to a Participation Agreement entered into by the Outside Director and filed with the Secretary of the Corporation no later than the expiration of the election period.  A separate Participation Agreement must be entered into for each calendar year.  Except as the Board may otherwise provide, the Participation Agreement in effect for a calendar year shall be irrevocable after the expiration of the election period for the calendar year.

9.3           Issuance of Shares.  The Corporation shall issue Shares to the Outside Director for each calendar quarter during which the Outside Director has a Participation Agreement in effect.  The Shares shall be issued on the date on which the quarterly meeting of the Board is held.  The number of Shares so issued shall be equal to:  (i) the dollar amount of the Fees that the Outside Director has elected to receive as Shares for the calendar quarter pursuant to his or her Participation Agreement; divided by (ii) the Fair Market Value per Share on the date on which the Outside Director would have been paid the Fees in cash but for the Participation Agreement.

        9.4           Holding Period.  To the extent required to satisfy any condition to exemption available pursuant to Rule 16b-3 of the Exchange Act, Shares acquired by an Outside Director pursuant to this Article 9 shall be held by the Outside Director for a period of at least six months following the date of acquisition.

X.           AMENDMENT AND TERMINATION; CORRECTIONS

10.1             Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Corporation shall be required for any amendment to the Plan that:

(a)           requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Corporation;

(b)           increases the number of Shares authorized under the Plan as specified in Section 5.1(a) of the Plan (except as otherwise provided in Section 5.3);

(c)           permits the repricing of Options; or

(d)           permits the award of Options at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option contrary to the provisions of Sections 6.2 of the Plan.

10.2             Amendments to Awards.  Subject to the provisions of the Plan, the Board may waive any conditions of or rights of the Corporation under any outstanding Award, prospectively or retroactively.  Except as otherwise provided in the Plan, the Board may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the holder thereof.

10.3             Correction of Defects, Omissions and Inconsistencies.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award, Award Agreement or Participation Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

XI.           GENERAL PROVISIONS GOVERNING PLAN

11.1           No Rights to Awards.  No Outside Director or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Outside Directors, Participants, holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

11.2           Rights as Stockholder.  No person shall have any right as a stockholder of the Corporation with respect to any Shares or other equity security of the Corporation which is subject to an Award hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.

11.3           Governing Law.  The Plan, each Award hereunder (and the related Award Agreement), each Participation Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.

11.4           Award Agreements.  No Participant shall have rights under an Option or Restricted Stock award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Corporation and, if requested by the Corporation, signed by the Participant.

11.5           No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting or continuing in effect other or additional compensation plans or arrangements.

11.6           No Right to Remain a Director. The grant of an Award shall not be construed as giving a Participant the right to be retained as a Director of the Corporation, nor will it affect in any way the right of the Corporation to terminate a Participant's position as a Director, with or without cause.  In addition, the Corporation may at any time remove or dismiss a Participant from his or her position as a Director free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

11.7           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

11.8           No Trust or Fund Created. Neither the Plan, any Award or any Participation Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Subsidiary and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Corporation or a Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or the Subsidiary.

       11.9           Securities Matters.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof, including Shares received pursuant to an election entered into by a Participant pursuant to Article 9, shall be subject to such restrictions as the Board may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Board may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.  The Corporation shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied, and if the Shares or other securities are traded on a securities exchange, until such Shares or other securities have been admitted for trading on such securities exchange.

11.10        No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

11.11        Headings.  Headings are given to the Articles, Sections and Subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

       11.12        Tax Withholding.  To the extent applicable, the Corporation may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Corporation upon the grant, exercise, vesting or payment of an Award, including the delivery of Shares pursuant to a Participation Agreement entered into by a Participant pursuant to Article 9.  The Board may require the Corporation to withhold Shares having a Fair Market Value equal to the amount necessary to satisfy the Corporation’s minimum statutory withholding requirements upon the grant, exercise, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant.

XII.           EFFECTIVE DATE AND TERM OF PLAN

The Plan became effective on May 8, 2007, the date it was approved by the stockholders of the Corporation at the Corporation's annual meeting of stockholders.

The Plan shall terminate at midnight on May 7, 2017, unless terminated before then by the Board.  Awards may be granted, and Participation Agreements may be entered into, under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired.  Notwithstanding the preceding sentence, the Plan shall remain in effect for purposes of administering outstanding Awards and Participation Agreements as long as they are outstanding.